Exhibit 99.4

B. RILEY FINANCIAL, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2017

The undersigned hereby appoints Phillip J. Ahn and Bryant R. Riley and each of them, as proxies and attorneys-in- fact, with full power of substitution, and hereby authorizes them to vote all of the shares of stock of B. Riley Financial, Inc. which the undersigned may be entitled to vote at the 2017 Annual Meeting of Stockholders of B. Riley Financial, Inc. to be held on [●], 2017 at [●] (local time) at [●] (the “2017 B. Riley Annual Meeting”), and at any and all postponements, continuations and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the 2017 B. Riley Annual Meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 4 AND FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on the reverse side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be held on [●], 2017:

The Joint Proxy Statement/Prospectus and our 2016 Annual Report on Form 10-K are

available at: http:/www.viewproxy.com/brileyfin/2017/.

Please mark your votes like this ☒

The Board of Directors recommends a vote "FOR" proposals 1, 2 and 4 and "FOR" the nominees for director listed in Proposal 3.

1. To approve the issuance of common shares, par value $0.0001 per share, of B. Riley Financial, Inc. pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of March 15, 2017, and effective as of February 17, 2017 (as amended, modified or otherwise supplemented), by and among FBR & Co., B. Riley Financial, Inc. and BRC Merger Sub, LLC (the "B. Riley Share Issuance Proposal").

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. The election as directors of the nominees listed below:

☐ FOR ☐ WITHHOLD ☐ FOR ALL EXCEPT

(01) Bryant R. Riley
(02) Robert D'Agostino
(03) Andrew Gumaer
(04) Todd D. Sims
(05) Thomas J. Kelleher
(06) Richard L. Todaro
(07) Mikel H. Williams

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR All Except" and write that nominee's name in the space provided below.

DO NOT PRINT IN THIS AREA
(Stockholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

2. To approve one or more adjournments of the 2017 B. Riley Annual Meeting, if necessary or appropriate, including adjournments to solicit additional proxies in favor of the B. Riley Share Issuance Proposal.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4. To ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Please indicate if you plan to attend this meeting ☐

OTHER MATTERS: The Board of Directors knows of no other matters that will be presented for consideration at the 2017 Annual Meeting. If any other matters are properly brought before the 2017 Annual Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no specification is made, this proxy will be voted FOR the election of the named nominees as directors and FOR each of the proposals.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date ____________________

Signature ____________________

Signature ____________________
(Joint Owners)

CONTROL NUMBER

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone



INTERNET
Vote Your Proxy on the Internet:
Go to www.AALvote.com/RILY
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.



TELEPHONE
Vote Your Proxy by Phone:
Call 1 (866) 804-9616
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.



MAIL
Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.